UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2021

TPG PACE SOLUTIONS CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40319	98-1574632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce St., Suite 3300 Fort Worth, TX		76102
(Address of principal executive offices)		(Zip Code)

(212) 405-8458

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	TPGS	The New York Stock Exchange

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 30, 2021, TPG Pace Solutions Corp., a Cayman Islands exempted company (“TPG Pace”), convened an extraordinary meeting of stockholders (the “Special Meeting”). At the Special Meeting, TPG Pace’s stockholders voted on the proposals set forth below, each of which is described in greater detail in the definitive proxy statement/prospectus (File No. 333-258739) filed by TPG Pace with the Securities and Exchange Commission on November 10, 2021 (the “Definitive Proxy Statement/Prospectus”).

There were 38,770,000 TPG Pace ordinary shares issued and outstanding on November 1, 2021, the record date (the “Record Date”) for the Special Meeting. At the Special Meeting, there were 32,876,332 ordinary shares present either by proxy or online, representing approximately 84.79% of the total outstanding TPG Pace ordinary shares as of the Record Date, which constituted a quorum.

A summary of the voting results for each proposal is set forth below. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Definitive Proxy Statement/Prospectus.

Proposal No. 1: The Business Combination Proposal

The Business Combination Agreement, dated as of July 28, 2021 (the “Business Combination Agreement”), by and among TPG Pace, Vacasa Holdings LLC (“Vacasa Holdings”), Turnkey Vacations, Inc., a Vacasa Holdings equity holder (“TK Newco”), certain other Vacasa Holdings equity holders (together with TK Newco, the “Blockers”), Vacasa, Inc., a wholly-owned subsidiary of Vacasa Holdings (“Vacasa, Inc.”) and certain other parties, pursuant to which a business combination between TPG Pace and Vacasa, Inc. will be effected (the “Business Combination”), was approved and adopted, and all transactions contemplated by the Business Combination were approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
31,723,190	153,120	1,000,022

Proposal No. 2: The Domestication Merger Proposal

The proposal to approve a plan of merger and approve of TPG Pace merging with and into Vacasa, Inc. (the “Domestication Merger”), with Vacasa, Inc. surviving the Domestication Merger was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
31,723,190	153,120	1,000,022

Governance Proposals

Proposal No. 3A: Change the Authorized Capital Stock

The proposal that, following the consummation of the Domestication Merger, the authorized capital stock of TPG Pace will change from (i) 500,000,000 TPG Pace Class A Shares, (ii) 30,000,000 TPG Pace Class F Shares, (iii) 30,000,000 TPG Pace Class G Shares, and (iv) 5,000,000 TPG Pace preferred shares to 1,590,000,000 shares total, consisting of: (a) 1,000,000,000 shares of Vacasa Class A Common Stock, (b) 500,000,000 shares of Vacasa Class B Common Stock, (c) 30,000,000 shares of Vacasa Class F Common Stock, (d) 30,000,000 shares of Vacasa Class G Common Stock, and (e) 30,000,000 preferred shares of Vacasa, Inc. (the “Vacasa Preferred Stock”), was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
28,846,532	3,004,777	1,025,023

Proposal No. 3B: Election Not to Be Governed by Section 203 of the DGCL

The proposal that, upon the Domestication Merger, Vacasa, Inc. will not be governed by Section 203 of the Delaware General Corporation Law (the “DGCL”) and, instead, will be governed by a provision in the proposed certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes certain parties, including any person that holds equity interests in Vacasa Holdings immediately prior to the closing date of the transactions contemplated by the Business Combination Agreement (the “Closing”) and its direct or indirect transferees or any of their affiliates or successors, from the definition of “interested stockholder,” and to make certain related changes, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
31,204,443	645,764	1,026,125

Proposal No. 3C: Selection of the Court of Chancery of the State of Delaware as Exclusive Forum

The proposal that, among other things, upon the Domestication Merger, the proposed certificate of incorporation will provide that unless Vacasa, Inc. consents in writing to the selection of an alternative forum, (x) the Court of Chancery (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Vacasa, Inc., (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of Vacasa, Inc. to Vacasa, Inc. or Vacasa, Inc.’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the proposed certificate of incorporation and proposed bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery or (d) any action asserting a claim governed by the internal affairs doctrine, where the Court of Chancery has personal jurisdiction over the indispensable parties named as defendants; and (y) the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
29,145,456	2,704,770	1,026,106

Proposal No. 3D: Corporate Opportunities

The proposal that, upon the Domestication Merger, the proposed certificate of incorporation will provide that each stockholder or director of Vacasa, Inc. or any of its subsidiaries (other than a director that is also an officer of Vacasa, Inc. or any of its subsidiaries (each, an “Exempted Person”) (i) have no duty not to, directly or indirectly, engage in the same or similar business activities or lines of business as Vacasa, Inc. or any of its subsidiaries and (ii) in the event that any Exempted Person acquires knowledge of a potential transaction that may be a corporate opportunity for Vacasa, Inc., Vacasa, Inc. renounces any interest therein and such Exempted Person will not have any duty to communicate or present such corporate opportunity to Vacasa, Inc. or any of its subsidiaries, and will not be liable to Vacasa, Inc. or its affiliates or stockholders for breach of any duty by reason of the fact that such Exempted Person, directly or indirectly, pursues or acquires the opportunity for itself or does not present such opportunity to Vacasa, Inc., was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
28,845,449	3,004,777	1,026,106

Proposal No. 3E: Removal of Directors for Cause; Filling Vacancies

The proposal that, upon the Domestication Merger, the proposed certificate of incorporation will provide that (except with respect to directors that are elected by holders of any series of Vacasa Preferred Stock), (i) until the Sunset Date, any director or the entire Vacasa Board may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of Vacasa, Inc. entitled to vote generally in the election of directors, voting together as a single class and (ii) from and after the Sunset Date, any director or the entire Vacasa Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of Vacasa, Inc. entitled to vote generally in the election of directors, voting together as a single class, was approved. The proposed certificate of incorporation further will provide that, subject to the rights of holders of Vacasa Preferred Stock and the terms of the Stockholders’ Agreement, newly created directorships or vacancies on the Vacasa Board (i) from and after the Sunset Date, by the affirmative vote of the remaining directors then in office, even if less than a quorum of the Vacasa Board and (ii) until the Sunset Date, only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of Vacasa, Inc. entitled to vote generally in the election of directors, voting together as a single class. The voting results were as follows:

Votes For	Votes Against	Abstentions
28,845,439	3,004,777	1,026,116

Proposal No. 3F: Removal of Ability to Act by Written Consent

The proposal that, subject to the Stockholders’ Agreement, the proposed certificate of incorporation will provide that, until the Sunset Date, Vacasa, Inc. stockholders may act by written consent and, following the Sunset Date, Vacasa, Inc. stockholders may not take action by written consent, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
28,845,439	3,004,777	1,026,116

Proposal No. 3G: Vote Required to Amend Certain Provisions of Proposed Certificate of Incorporation

The proposal that, following the Sunset Date, the sections of the proposed certificate of incorporation with respect to the Vacasa Board of Directors (Article 7), Meetings of Stockholders (Article 8), DGCL 203 and Business Combinations (Article 9), Corporate Opportunities (Article 10), Indemnification (Article 12), Adoption, Amendment or Repeal of Proposed Bylaws (Article 13), Adoption, Amendment or Repeal of Proposed Certificate of Incorporation (Article 14) and Forum for Adjudication of Disputes (Article 15), can only be amended if such proposed amendment is approved by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the total voting power of the outstanding shares of capital stock of Vacasa, Inc. entitled to vote generally in the election of directors, voting together as a single class at a meeting of the stockholders called for that purpose, and prior to the Sunset Date, such provisions may be amended by the affirmative vote of the holders of fifty percent (50%) or more of the total voting power of the outstanding shares of capital stock of Vacasa, Inc. entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose, or by consent in writing, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
28,640,100	3,210,070	1,026,162

Proposal No. 4: Stock Issuance Proposal

The proposal to approve, for purposes of complying with the applicable provisions of Section 312.03 of The New York Stock Exchange’s (“NYSE”) Listed Company Manual, (a) the issuance of more than 20% of the common stock of Vacasa, Inc. (“Vacasa Common Stock”) in the Business Combination to the owners of the Blockers pursuant to the Blocker Mergers, to the investors in the PIPE Financing and to the investors party to the forward purchases and (b) the issuance of shares of Vacasa Common Stock to a Related Party (as defined in Section 312.03 of the NYSE’s Listing Company Manual) in connection with the forward purchases, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
31,722,096	153,130	1,001,106

Proposal No. 5: The Adjournment Proposal

The proposal to approve, by ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to TPG Pace shareholders or, if as of the time for which the extraordinary general meeting is scheduled, there are insufficient TPG Pace ordinary shares represented (in person, virtually, or by proxy) to constitute a quorum necessary to conduct business at the extraordinary general meeting, (B) in order to solicit additional proxies from TPG Pace shareholders in favor of one or more of the proposals at the extraordinary general meeting or (C) if TPG Pace shareholders have elected to redeem an amount of Class A ordinary shares of TPG Pace such that the condition to consummation of the Business Combination that the aggregate cash proceeds to be received by TPG Pace from the trust account established at the consummation of the initial public offering of TPG Pace ordinary shares, together with the aggregate gross proceeds from the PIPE Financing and the forward purchases, equal no less than $300,000,000 after deducting transaction expenses (of both Vacasa Holdings and TPG Pace), deferred underwriting commissions and any amounts paid to TPG Pace shareholders that exercise their redemption rights in connection with the Business Combination would not be satisfied, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
31,530,542	345,767	1,000,023

Item 8.01.	Other Events.

On December 1, 2021, TPG Pace issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated December 1, 2021

104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG PACE SOLUTIONS CORP.
Date: December 1, 2021	By:	/s/ Eduardo Tamraz
	Name:	Eduardo Tamraz
	Title:	President